UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2024
ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (332) 236-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. UPDATE
Resignation

On February 12, 2024, Jonathan Sagal, a member of the Board of Directors of Acacia Research Corporation (the “Company”), notified the Company of his intention to resign as a director of the Company, effective February 13, 2024. Mr. Sagal’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Appointment

On February 13, 2024, Ajay Sundar, Managing Director at Starboard Value LP (“Starboard Value”), was appointed as a director of the Company to serve until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified.

Mr. Sundar is a Managing Director at Starboard Value, an investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies. Prior to joining Starboard Value in August 2015, Mr. Sundar was an Investment Banking Analyst in the Consumer & Retail Group at Citigroup in New York. Mr. Sundar received a B.S. in Commerce from the McIntire School of Commerce at the University of Virginia.

There are no arrangements or understandings between Mr. Sundar and any other persons or entities, pursuant to which he was elected as a director. Mr. Sundar has no family relationships with any director or executive officer of the Company. Additionally, there are no transactions involving Mr. Sundar that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Sundar will receive the standard compensation for his respective services at the same level as other non-employee directors of the Company, as described in the Company’s definitive proxy statement for the Company’s 2023 annual meeting of stockholders, previously filed with the SEC on April 17, 2023. Mr. Sundar has entered into a standard indemnification agreement with the Company (the “Indemnification Agreement”), which requires the Company to indemnify him to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against him as to which he could properly be indemnified. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of the agreement, a form of which has been filed with the SEC as an exhibit to the Company's Form 10-K for the year ended December 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2024
ACACIA RESEARCH CORPORATION

	By:	/s/Jason Soncini
	Name:	Jason Soncini
	Title:	General Counsel